                              Filed Pursuant to Rule 424(b)(2)
                              Registration No. 333-59543
__________________________________________________________________

PRICING SUPPLEMENT NO. 1 DATED NOVEMBER 19, 1998
(to Prospectus Supplement Dated November 12, 1998)
__________________________________________________________________

                                FMC CORPORATION

                          Medium-Term Notes, Series B
                  Due More than Nine Months from Date of Issue

Notes represented by (mark applicable description)

          X   Global Note ____ Definitive Notes
        -----

          [If Notes are Floating Rate Notes, insert:]

          Principal Amount:             Issue Price:

          Original Issue Date:          Original Maturity Date:

          Index Currency:

          Specified Currency:
               (If other than U.S. Dollars, see attached)
          Option to Receive Payments in Specified Currency: [ ] Yes
                                                             [ ] No

          Authorized Denominations:
               (Applicable only if Specified Currency is other than
                U.S. Dollars)

          Base Rate:

          Interest Accrual Date:

          Interest Reset Period:        Interest Payment Period:

          Interest Reset Dates:
               (If other than as specified in the Prospectus
                Supplement)

MORGAN STANLEY DEAN WITTER

                            J.P. MORGAN & CO.

                                              SALOMON SMITH BARNEY

          Initial Interest Reset Date:

          Interest Payment Dates:
               (If other than as specified in the Prospectus
                Supplement)

          Initial Interest Rate:        Index Maturity:

          Maximum Interest Rate:        Minimum Interest Rate:

          Spread (+/-):                 Spread Multiplier:

          Reporting Service:            Calculation Agent:

          Optional Redemption: [ ] Yes  [ ] No

               Initial Redemption Date:
               The Redemption Price shall initially be   % of the principal
               amount of the Note to be redeemed and shall decline at each
               anniversary of the Initial Redemption Date by   % of the
               principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

          Optional Repayment:  [ ] Yes  [ ] No
               Optional Repayment Dates:
               Optional Repayment Prices:

          Optional Interest Rate Reset:  [ ] Yes [ ] No
               Optional Reset Dates:

          Optional Extension of Maturity:  [ ] Yes  [ ] No
               Extension Period:
               Number of Extension Periods:
               Final Maturity Date:

          Discount Note:  [ ] Yes  [ ] No
               Total Amount of OID:
               Original Yield to Maturity:
               Initial Accrual Period OID:


          [If Notes are Fixed Rate Notes, insert:]

         Principal Amount: $100,000,000      Issue Price: 99.983*

         *Plus accrued interest, if any, from the date of issuance.

                                      -2-
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          Original Issue Date: 11/24/98  Original Maturity Date: 11/25/02

          Specified Currency:  U.S. Dollars
               (If other than U.S. Dollars, see attached)
          Option to Receive Payments in Specified Currency: [ ] Yes
                                                            [X] No
          Authorized Denominations: $1,000

          Interest Accrual Date:    November 24, 1998

          Interest Payment Dates:   May 25 and November 25,
                                    commencing May 25, 1999

          Interest Rate:  7.125%

          Optional Redemption:  [ ] Yes  [X] No
               Initial Redemption Date:
               The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

          Optional Repayment: [ ] Yes  [X] No
               Optional Repayment Dates:
               Optional Repayment Prices:

          Optional Interest Rate Reset:  [ ] Yes  [X] No
               Optional Reset Dates:

          Optional Extension of Maturity:  [ ] Yes  [X] No
               Extension Period:
               Number of Extension Periods:
               Final Maturity Date:

          Original Issue Discount Note:  [ ] Yes  [X] No
               Total Amount of OID:
               Original Yield to Maturity:
               Initial Accrual Period OID:

                                      -3-